                                                                     Exhibit 2.1




                           FIRST AMENDED AND RESTATED

                 MASTER SEPARATION AND DISTRIBUTION AGREEMENT


                                    BETWEEN


                                 ADAPTEC, INC.

                                      AND

                                   ROXIO, INC.




                                EFFECTIVE AS OF


                               FEBRUARY 28, 2001



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

                                TABLE OF CONTENTS
                                                                                           PAGE
                                                                                           ----
ARTICLE I SEPARATION..........................................................................2
    Section 1.1   Separation Date.............................................................2
    Section 1.2   Closing of Transactions.....................................................2
    Section 1.3   Exchange of Secretary's Certificates........................................2

ARTICLE II DOCUMENTS AND ITEMS TO BE DELIVERED ON OR BEFORE THE SEPARATION DATE...............2
    Section 2.1   Documents to Be Delivered By Adaptec........................................2
    Section 2.2   Contribution to Capital.....................................................3
    Section 2.3   Documents to Be Delivered by Roxio..........................................3

ARTICLE III THE DISTRIBUTION AND ACTIONS PENDING THE DISTRIBUTION.............................4
    Section 3.1   Transactions Prior to the Distribution......................................4
    Section 3.2   The Distribution............................................................5
    Section 3.3   Conditions to Distribution..................................................5
    Section 3.4   Sole Discretion of Adaptec..................................................6
    Section 3.5   Fractional Shares...........................................................7

ARTICLE IV COVENANTS AND OTHER MATTERS........................................................7
    Section 4.1   Other Agreements............................................................7
    Section 4.2   Further Instruments.........................................................7
    Section 4.3   Agreement For Exchange of Information.......................................8
    Section 4.4   Auditors and Audits; Annual and Quarterly Statements and Accounting.........9
    Section 4.5   Consistency with Past Practices............................................11
    Section 4.6   Payment of Expenses........................................................11
    Section 4.7   Dispute Resolution.........................................................11
    Section 4.8   Governmental Approvals.....................................................12
    Section 4.9   Representations and Warranties.............................................12
    Section 4.10  Cooperation in Obtaining New Agreements....................................13
    Section 4.11  Property Damage to Roxio Assets Prior to the Separation Date...............13
    Section 4.12  Asset Transfers in Connection with Separation..............................13

ARTICLE V MISCELLANEOUS......................................................................14
    Section 5.1   Limitation of Liability....................................................14
    Section 5.2   Entire Agreement...........................................................14
    Section 5.3   Governing Law..............................................................14
    Section 5.4   Termination................................................................14
    Section 5.5   Notices....................................................................14
    Section 5.6   Counterparts...............................................................15
    Section 5.7   Binding Effect; Assignment.................................................15
    Section 5.8   Severability...............................................................16

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                           PAGE
                                                                                           ----
    Section 5.9   Waiver of Breach..........................................................16
    Section 5.10  Amendment and Execution...................................................16
    Section 5.11  Authority.................................................................16
    Section 5.12  Descriptive Headings......................................................16
    Section 5.13  Gender and Number.........................................................16
    Section 5.14  Additional Assurances.....................................................17
    Section 5.15  Force Majeure.............................................................17
    Section 5.16  Conflicting Agreements....................................................17
    Section 5.17  Prior Agreement...........................................................17

ARTICLE VI DEFINITIONS......................................................................17
    Section 6.1   Adaptec Business..........................................................17
    Section 6.2   Adaptec Group.............................................................17
    Section 6.3   Adaptec's Auditors........................................................17
    Section 6.4   AMS.......................................................................17
    Section 6.5   Ancillary Agreements......................................................17
    Section 6.6   Assignment Agreement......................................................17
    Section 6.7   Business Day..............................................................17
    Section 6.8   Code......................................................................18
    Section 6.9   Commission................................................................18
    Section 6.10  Disputes..................................................................18
    Section 6.11  Distribution..............................................................18
    Section 6.12  Distribution Agent........................................................18
    Section 6.13  Distribution Date.........................................................18
    Section 6.14  Exchange Act..............................................................18
    Section 6.15  Form 10 Registration Statement............................................18
    Section 6.16  GAAP......................................................................18
    Section 6.17  Governmental Approvals....................................................18
    Section 6.18  Governmental Authority....................................................18
    Section 6.19  Gray Cary.................................................................18
    Section 6.20  Information...............................................................18
    Section 6.21  Nasdaq....................................................................18
    Section 6.22  Person....................................................................19
    Section 6.23  Prime Rate................................................................19
    Section 6.24  Prior Agreement...........................................................19
    Section 6.25  Record Date...............................................................19
    Section 6.26  Roxio Assets..............................................................19
    Section 6.27  Roxio's Auditors..........................................................19
    Section 6.28  Roxio Business............................................................19
    Section 6.29  Roxio Group...............................................................19
    Section 6.30  Separation................................................................19

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                           PAGE
                                                                                           ----
    Section 6.31  Separation Date...........................................................19
    Section 6.32  Subsidiary................................................................19
    Section 6.33  Transferred Subsidiary....................................................20
    Section 6.34  Transitional Service Schedules............................................20
    Section 6.35  WSGR......................................................................20



                                    EXHIBITS

Exhibit A      Certificate of Secretary of Adaptec

Exhibit B      Certificate of Secretary of Roxio

Exhibit C      General Assignment and Assumption Agreement

Exhibit D-1    Master Technology Ownership and License Agreement

Exhibit D-2    Master Patent Ownership and License Agreement

Exhibit E      Employee Matters Agreement

Exhibit F      Tax Sharing Agreement

Exhibit G      Real Estate Agreement

Exhibit H      Master Confidential Disclosure Agreement

Exhibit I      Indemnification and Insurance Matters Agreement

Exhibit J      Manufacturing Services Agreement

Exhibit K      Master Transitional Services Agreement

Exhibit L      International Transfer of Assets Agreement

                                    SCHEDULES

Schedule 2.1(b)    Subsidiaries of Adaptec to be Transferred to Roxio

                           FIRST AMENDED AND RESTATED
                  MASTER SEPARATION AND DISTRIBUTION AGREEMENT

      This First Amended and Restated Master Separation and Distribution Agreement (this "AGREEMENT") is entered into as of February 28, 2001, between Adaptec, Inc., a Delaware corporation ("ADAPTEC"), and Roxio, Inc., a Delaware corporation ("ROXIO"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in ARTICLE VI hereof. Adaptec and Roxio are sometimes referred to herein individually as a "party" or collectively as the "parties."


                                    RECITALS

      WHEREAS, the Boards of Directors of each of Adaptec and Roxio have determined that it is appropriate and desirable for Adaptec to contribute and transfer to Roxio, and for Roxio to receive and assume, directly or indirectly, substantially all of the assets and liabilities currently associated with the Roxio Business and the stock, investments or similar interests currently held by Adaptec in subsidiaries and other entities that conduct such business (the "SEPARATION");

      WHEREAS, Adaptec has caused Roxio to be incorporated in order to effect the Separation and Adaptec currently owns all of the issued and outstanding capital stock of Roxio;

      WHEREAS, the Board of Directors of Adaptec has determined that it is appropriate and desirable on the terms and conditions contemplated hereby to distribute to the holders of its common stock, $0.01 par value, by means of a pro rata distribution following the Separation, all of the shares of Roxio common stock owned by Adaptec (the "DISTRIBUTION");

      WHEREAS, Adaptec and Roxio intend that the Separation and the Distribution will qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement is intended to be, and is hereby adopted as, a plan of reorganization under Section 368 of the Code; and

      WHEREAS, Adaptec and Roxio previously entered into a Master Separation and Distribution Agreement dated September 21, 2000 (the "PRIOR AGREEMENT"), which, among other things, contemplated that prior to the Distribution Roxio would effect a registered initial public offering of its Common Stock ( the "IPO");

      WHEREAS, the Board of Directors of each of Adaptec and Roxio no longer desire Roxio to effect the IPO;

      WHEREAS, Adaptec and Roxio desire to terminate in all respects the Prior Agreement and enter into this Agreement; and

      WHEREAS, the parties intend in this Agreement, including the Exhibits and Schedules hereto, to set forth the principal arrangements between them regarding the separation of the Roxio Business.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   SEPARATION

      SECTION 1.1 SEPARATION DATE. Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective time and date of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation shall be 12:01 a.m., Pacific Time, April 1, 2001 or such other date as may be fixed by the Board of Directors of Adaptec (the "SEPARATION DATE").

      SECTION 1.2 CLOSING OF TRANSACTIONS. Unless otherwise provided herein, the closing of the transactions contemplated in ARTICLE II shall occur by the lodging of each of the executed instruments of transfer, assumptions of liability, undertakings, agreements, instruments or other documents executed or to be executed with both Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), 650 Page Mill Road, Palo Alto, California 94304, and Gray Cary Ware & Freidenrich LLP ("GRAY CARY"), 400 Hamilton Avenue, Palo Alto, California 94301, to be held in escrow for delivery as provided in SECTION 1.3 of this Agreement.

      SECTION 1.3 EXCHANGE OF SECRETARY'S CERTIFICATES. Upon receipt of a certificate of the Secretary or an Assistant Secretary of Adaptec in the form attached to this Agreement as EXHIBIT A, WSGR shall deliver to Roxio on behalf of Adaptec all of the items required to be delivered by Adaptec hereunder pursuant to SECTION 2.1 of this Agreement and each such item shall be deemed to be delivered to Roxio as of the Separation Date upon delivery of such certificate. Upon receipt of a certificate of the Secretary or an Assistant Secretary of Roxio in the form attached to this Agreement as EXHIBIT B, Gray Cary shall deliver to Adaptec on behalf of Roxio all of the items required to be delivered by Roxio pursuant to SECTION 2.2 hereunder and each such item shall be deemed to be delivered to Adaptec as of the Separation Date upon receipt of such certificate.

                                   ARTICLE II

      DOCUMENTS AND ITEMS TO BE DELIVERED ON OR BEFORE THE SEPARATION DATE

      SECTION 2.1 DOCUMENTS TO BE DELIVERED BY ADAPTEC. On or before the Separation Date, Adaptec will deliver, or will cause its appropriate Subsidiaries to deliver, to Roxio all of the following items and agreements (collectively, together with all agreements and documents contemplated by such agreements, the "ANCILLARY AGREEMENTS"):

            (a) A duly executed General Assignment and Assumption Agreement (the "ASSIGNMENT AGREEMENT") substantially in the form attached hereto as EXHIBIT C;

            (b) Certificates representing the stock in the Subsidiaries (the "TRANSFERRED SUBSIDIARIES") of Adaptec set forth on SCHEDULE 2.1(b) with duly executed stock powers in the form proper for transfer;

            (c) A duly executed Master Technology Ownership and License Agreement substantially in the form attached hereto as EXHIBIT D-1, a duly executed Master Patent Ownership and License Agreement substantially in the form attached hereto as EXHIBIT D-2, and;

            (d) A duly executed Employee Matters Agreement substantially in the form attached hereto as EXHIBIT E;

            (e) A duly executed Tax Sharing Agreement substantially in the form attached hereto as EXHIBIT F;

            (f) A duly executed Real Estate Matters Agreement substantially in the form attached hereto as EXHIBIT G;

            (g) A duly executed Master Confidential Disclosure Agreement substantially in the form attached hereto as EXHIBIT H;

            (h) A duly executed Indemnification and Insurance Matters Agreement substantially in the form attached hereto as EXHIBIT I;

            (i) A duly executed Manufacturing Services Agreement substantially in the form attached hereto as EXHIBIT J;

            (j) A duly executed Master Transitional Services Agreement substantially in the form attached hereto as EXHIBIT K;

            (k) A duly executed International Transfer of Assets Agreement substantially in the form attached hereto as EXHIBIT L;

            (l) Resignations of each person who is an officer or director of any member of Roxio or its Subsidiaries immediately prior to the Separation Date, but who will be an employee of only Adaptec from and after the Separation Date; and

            (m) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof, including, without limitation, all Transitional Service Schedules to the Master Transitional Services Agreement and those documents referred to in SECTION 4.2.

      SECTION 2.2 CONTRIBUTION TO CAPITAL. On or prior to the Separation Date, Adaptec will transfer to Roxio the amount of Ten Million Dollars ($10,000,000) in the form of additional paid-in capital.

      SECTION 2.3 DOCUMENTS TO BE DELIVERED BY ROXIO. As of the Separation Date, Roxio will or will cause its appropriate Subsidiaries to deliver to Adaptec all of the following:

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            (a)   In each case where Roxio is a party to any agreement or
instrument referred to in SECTION 2.1, a duly executed counterpart of such agreement or instrument; and

            (b) Resignations of each person who is an officer or director of any member of the Adaptec Group immediately prior to the Separation Date, but who will be an employee or director of only Roxio or its Subsidiaries from and after the Separation Date.

                                  ARTICLE III

              THE DISTRIBUTION AND ACTIONS PENDING THE DISTRIBUTION

      SECTION 3.1 TRANSACTIONS PRIOR TO THE DISTRIBUTION. Subject to the conditions specified in SECTION 3.4, Adaptec and Roxio shall use their reasonable commercial efforts to consummate the Distribution. Such efforts shall include, but not necessarily be limited to, those specified in this SECTION 3.1

            (a) REGISTRATION STATEMENT. Roxio, with the cooperation and assistance of Adaptec, shall register its common stock under Section 12 of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") by filing a Form 10 Registration Statement, and such amendments or supplements thereto, as may be necessary in order to cause the same to become and remain effective as required by law, including, but not limited to, filing such amendments to the Form 10 Registration Statement as may be required by the Securities and Exchange Commission (the "COMMISSION") or federal, state or foreign securities laws. Adaptec and Roxio shall also cooperate in preparing and filing with the Commission any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the Separation, the Distribution or the other transactions contemplated by this Agreement.

            (b) INFORMATION STATEMENT. Adaptec and Roxio shall prepare and mail, prior to the Distribution Date, to the holders of common stock of Adaptec, such information concerning Roxio and the Distribution and such other matters as Adaptec and Roxio shall reasonably determine are necessary and as may be required by law. Adaptec and Roxio will prepare, and Roxio will, to the extent required under applicable law, file with the Commission any such documentation which Adaptec and Roxio reasonably determine is necessary or desirable to effectuate the Distribution, and Adaptec and Roxio shall each use its reasonable commercial efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

            (c) OTHER MATTERS. Adaptec and Roxio shall consult with each other and their financial advisors regarding the timing, pricing and other material matters with respect to the Distribution.

            (d) BLUE SKY. Adaptec and Roxio shall take all such actions as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

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            (e)   NASDAQ LISTING. Roxio shall prepare, file and use reasonable commercial efforts to seek to make effective, an application for listing of the common stock of Roxio distributed in the Distribution on the Nasdaq National Market ("NASDAQ"), subject to official notice of distribution.

      SECTION 3.2 THE DISTRIBUTION.

            (a) DELIVERY OF SHARES FOR DISTRIBUTION. Subject to SECTION 3.3 hereof, on or prior to the date the Distribution is effective (the "DISTRIBUTION DATE"), Adaptec will deliver to the distribution agent (the "DISTRIBUTION AGENT") to be appointed by Adaptec to distribute to the stockholders of Adaptec the shares of common stock of Roxio held by Adaptec pursuant to the Distribution for the benefit of holders of record of common stock of Adaptec on the Record Date, a single stock certificate, endorsed by Adaptec in blank, representing all of the outstanding shares of common stock of Roxio then owned by Adaptec, and shall cause the transfer agent for the shares of common stock of Adaptec to instruct the Distribution Agent to distribute on the Distribution Date the appropriate number of such shares of common stock of Roxio to each such holder or designated transferee or transferees of such holder.

            (b) SHARES RECEIVED. Subject to SECTIONS 3.3 and 3.5, each holder of common stock of Adaptec on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of common stock of Roxio equal to the number of shares of common stock of Adaptec held by such holder on the Record Date multiplied by a fraction the numerator of which is the number of shares of common stock of Roxio beneficially owned by Adaptec on the Record Date and the denominator of which is the number of shares of common stock of Adaptec outstanding on the Record Date.

            (c) OBLIGATION TO PROVIDE INFORMATION. Roxio and Adaptec, as the case may be, will provide to the Distribution Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

            (d) CONDITIONS. Adaptec and Roxio shall take all reasonable steps necessary and appropriate to cause the conditions set forth in SECTION 3.3 to be satisfied and to effect the Distribution on the Distribution Date.


      SECTION 3.3 CONDITIONS TO DISTRIBUTION. The parties hereto shall use their reasonable commercial efforts to effect the Distribution prior to April 30, 2001, or as soon thereafter as practicable. The obligations of the parties to consummate the Distribution shall be conditioned on the satisfaction, or written waiver by Adaptec, of the following conditions:

            (a) IRS RULING. Adaptec shall have received an opinion from PricewaterhouseCoopers, LLP in form and substance satisfactory to Adaptec (in its sole discretion), to the effect that (i) the transfer by the Adaptec Group to the Roxio Group of the property, subject to liabilities, of the Roxio Business in exchange for the issuance to Adaptec of the stock of Roxio, and Roxio's assumption of liabilities, followed by the distribution by Adaptec of all of its Roxio stock to the stockholders of Adaptec, will qualify as a reorganization under Sections 368(a)(1)(D) and 355 of the Code; (ii) no gain or loss will be recognized by Adaptec on its transfer of the property of the

Roxio Business to Roxio in exchange for Roxio common stock; (iii) no gain or loss will be recognized by Roxio on its receipt of the property of the Roxio Business from Adaptec in exchange for the issuance of Roxio common stock; and
(iv) no gain or loss will be recognized by (and no amount will otherwise be included in the income of) the stockholders of Adaptec upon their receipt of Roxio common stock pursuant to the Distribution.

            (b) GOVERNMENT APPROVALS. Any material governmental approvals and consents necessary to consummate the Distribution shall have been obtained and be in full force and effect;

            (c) REGISTRATION STATEMENT. The Form 10 Registration Statement shall have been filed and become effective, and there shall be no stop-order in effect with respect thereto.

            (d) NASDAQ LISTING. The common stock of Roxio to be issued in the Distribution shall have been accepted for listing on Nasdaq, subject to official notice of distribution.

            (e) NO LEGAL RESTRAINTS. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution or any of the other transactions contemplated by this Agreement shall be in effect.

            (f) SEPARATION. The Separation shall have become effective as described in ARTICLES I AND II hereof.

            (g) OTHER ACTIONS. Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the Distribution in order to assure the successful completion of the Distribution shall have been taken.

            (h) NO MATERIAL ADVERSE EFFECT. No other events or developments shall have occurred subsequent to the Separation Date that, in the judgment of the Board of Directors of Adaptec, would result in the Distribution having a material adverse effect on Adaptec or on the stockholders of Adaptec.

            (i)   NO TERMINATION. This Agreement shall not have been terminated.

      SECTION 3.4 SOLE DISCRETION OF ADAPTEC. Adaptec currently intends to complete the Distribution by April 30, 2001. Adaptec shall, in its sole and absolute discretion, determine the date of the consummation of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, Adaptec may at any time and from time to time until the completion of the Distribution modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. Roxio shall cooperate with Adaptec in all respects to accomplish the Distribution and shall, at Adaptec's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, the registration under the Securities Act of the common stock of Roxio on an appropriate registration form or forms to be designated by Adaptec. Adaptec shall select any investment banker(s) and manager(s) in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and outside counsel for Adaptec; PROVIDED, HOWEVER, that nothing herein shall prohibit Roxio from engaging (at its own expense) its own financial, legal, accounting and other advisors in connection with the Distribution.

      SECTION 3.5 FRACTIONAL SHARES. As soon as practicable after the Distribution Date, Adaptec shall direct the Distribution Agent to determine the number of whole shares and fractional shares of common stock of Roxio allocable to each holder of record or beneficial owner of common stock of Adaptec as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of Adaptec, in open market transactions, at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner to which a fractional share shall be allocable such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. Adaptec and the Distribution Agent shall use their reasonable commercial efforts to aggregate the shares of common stock of Adaptec that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

                                   ARTICLE IV

                           COVENANTS AND OTHER MATTERS

      SECTION 4.1 OTHER AGREEMENTS. In addition to the specific agreements, documents and instruments that are Exhibits to this Agreement, Adaptec and Roxio agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Ancillary Agreements.

      SECTION 4.2 FURTHER INSTRUMENTS. At the request of Roxio and without further consideration, Adaptec will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to Roxio and its Subsidiaries such other instruments of transfer, conveyance, assignment, substitution and confirmation and take such action as Roxio may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Roxio and its Subsidiaries and confirm Roxio's and its Subsidiaries' title to all of the assets, rights and other things of value contemplated to be transferred to Roxio and its Subsidiaries pursuant to this Agreement, the Ancillary Agreements, and any documents referred to therein, to put Roxio and its Subsidiaries in actual possession and operating control thereof and to permit Roxio and its Subsidiaries to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained). At the request of Adaptec and without further consideration, Roxio will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to Adaptec and its Subsidiaries all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as Adaptec may reasonably deem necessary or desirable in order to have Roxio fully and unconditionally assume and discharge the liabilities contemplated to be assumed by Roxio under this Agreement or any document in connection herewith and to relieve the Adaptec Group of any liability or obligation with respect thereto and evidence the same to third parties. Neither Adaptec nor Roxio shall be obligated, in connection with the foregoing, to expend money other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees. Furthermore, each party, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

      SECTION 4.3 AGREEMENT FOR EXCHANGE OF INFORMATION. Each of Adaptec and Roxio agrees to provide, or cause to be provided, to each other, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements,
(iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) in connection with the ongoing businesses of Adaptec or Roxio, as the case may be; PROVIDED, HOWEVER, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

            (a) INTERNAL ACCOUNTING CONTROLS; FINANCIAL INFORMATION. Until the seventh anniversary of the Separation Date, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other obligations, and (ii) each party shall provide, or cause to be provided, to the other party and its Subsidiaries in such form as such requesting party shall request, at no charge to the requesting party, all financial and other data and information as the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

            (b) OWNERSHIP OF INFORMATION. Any Information owned by a party that is provided to a requesting party pursuant to this SECTION 4.3 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

            (c) RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this SECTION 4.3 and other provisions of this Agreement after the Distribution Date, each party agrees to use its reasonable commercial efforts to retain all tax, employee and financial Information in their respective possession or control on the Distribution Date for seven years after the Distribution Date. No party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the Separation Date (other than Information that is permitted to be destroyed under the current record retention policy of such party) without first using its reasonable commercial efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction.

            (d) LIMITATION OF LIABILITY. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this SECTION 4.3 is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of
SECTION 4.3(C).

            (e) OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this SECTION 4.3 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Ancillary Agreement.

            (f) PRODUCTION OF WITNESSES; RECORDS; COOPERATION. After the Distribution Date, except in the case of a legal or other proceeding by one party against another party (which shall be governed by such discovery rules as may be applicable under SECTION 4.7 or otherwise), each party hereto shall use its reasonable commercial efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

      SECTION 4.4 AUDITORS AND AUDITS; ANNUAL AND QUARTERLY STATEMENTS AND ACCOUNTING. Each party agrees that, for so long as Adaptec is required in accordance with GAAP to consolidate Roxio's results of operations and financial position in Adaptec's financial statements:

            (a) SELECTION OF AUDITORS. Roxio shall not select a different accounting firm than PricewaterhouseCoopers, LLP to serve as its (and its Subsidiaries') independent certified public accountants ("ROXIO'S AUDITORS") for purposes of providing an opinion on its consolidated financial statements without Adaptec's prior written consent (which shall not be unreasonably withheld).

            (b) DATE OF AUDITORS' OPINION AND QUARTERLY REVIEWS. Roxio shall use its reasonable commercial efforts to enable the Roxio Auditors to complete their audit such that they will date their opinion on Roxio's audited annual financial statements on the same date that Adaptec's independent certified public accountants ("ADAPTEC'S AUDITORS") date their opinion on Adaptec's audited annual financial statements, and to enable Adaptec to meet its timetable for the printing, filing and public dissemination of Adaptec's annual financial statements. Roxio shall use its reasonable commercial efforts to enable the Roxio Auditors to complete their quarterly review procedures such that they will provide clearance on Roxio's quarterly financial statements on the same date that Adaptec's Auditors provide clearance on Adaptec's quarterly financial statements.

            (c) ANNUAL AND QUARTERLY FINANCIAL STATEMENTS. Roxio shall provide to Adaptec on a timely basis all Information that Adaptec reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Adaptec's annual and quarterly financial statements. Without limiting the generality of the foregoing, Roxio will provide all required financial Information with respect to Roxio and its Subsidiaries to Roxio's Auditors in a sufficient and reasonable time and in sufficient detail to permit Roxio's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Adaptec's Auditors with respect to Information to be included or contained in Adaptec's annual and quarterly financial statements. Similarly, Adaptec shall provide to Roxio on a timely basis all Information that Roxio reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Roxio's annual and quarterly financial statements. Without limiting the generality of the foregoing, Adaptec will provide all required financial Information with respect to Adaptec and its Subsidiaries to Adaptec's Auditors in a sufficient and reasonable time and in sufficient detail to permit Adaptec's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Roxio's Auditors with respect to Information to be included or contained in Roxio's annual and quarterly financial statements.

            (d) IDENTITY OF PERSONNEL PERFORMING THE ANNUAL AUDIT AND QUARTERLY REVIEWS. Roxio shall authorize Roxio's Auditors to make available to Adaptec's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of Roxio and work papers related to the annual audits and quarterly reviews of Roxio, in all cases within a reasonable time prior to Roxio's Auditors' opinion date, so that Adaptec's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Roxio's Auditors as it relates to Adaptec's Auditors' report on Adaptec's financial statements, all within sufficient time to enable Adaptec to meet its timetable for the printing, filing and public dissemination of Adaptec's annual and quarterly statements. Similarly, Adaptec shall authorize Adaptec's Auditors to make available to Roxio's Auditors both the personnel who performed or are performing the annual audits and quarterly reviews of Adaptec and work papers related to the annual audits and quarterly reviews of Adaptec, in all cases within a reasonable time prior to Adaptec's Auditors' opinion date, so that Roxio's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Adaptec's Auditors as it relates to Roxio's Auditors' report on Roxio's statements, all within sufficient time to enable Roxio to meet its timetable for the printing, filing and public dissemination of Roxio's annual and quarterly financial statements.

            (e) ACCESS TO BOOKS AND RECORDS. Roxio shall provide Adaptec's internal auditors and their designees access to Roxio's and its Subsidiaries' books and records so that Adaptec may conduct reasonable audits relating to the financial statements provided by Roxio pursuant hereto as well as to the internal accounting controls and operations of Roxio and its Subsidiaries. Similarly, Adaptec shall provide Roxio's internal auditors and their designees access to Adaptec's and its Subsidiaries' books and records so that Roxio may conduct reasonable audits relating to the financial statements provided by Adaptec pursuant hereto as well as to the internal accounting controls and operations of Adaptec and its Subsidiaries.

            (f) NOTICE OF CHANGE IN ACCOUNTING PRINCIPLES. Roxio shall give Adaptec as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date. Roxio will consult with Adaptec and, if requested by Adaptec, Roxio will consult with Adaptec's independent public accountants with respect thereto. Adaptec shall give Roxio as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date.

            (g) CONFLICT WITH THIRD-PARTY AGREEMENTS. Nothing in SECTIONS 4.3 and 4.4 shall require Roxio to violate any agreement with any third parties regarding the confidentiality of confidential and proprietary Information relating to that third party or its business; PROVIDED, HOWEVER, that in the event that Roxio is required under SECTIONS 4.3 AND 4.4 to disclose any such Information, Roxio shall use all commercially reasonable efforts to seek to obtain such customer's consent to the disclosure of such Information.

      SECTION 4.5 CONSISTENCY WITH PAST PRACTICES. At all times prior to the Separation Date, Adaptec will cause the Roxio Business to continue to ship products, invoice customers, make payments, maintain properties, manage distribution channels and otherwise conduct business in the ordinary course, consistent with past practices.

      SECTION 4.6 PAYMENT OF EXPENSES. Except as otherwise provided in this Agreement, the Ancillary Agreements or any other agreement between the parties relating to the Separation or the Distribution, all costs and expenses of the parties hereto in connection with the Separation and Distribution (excluding internal costs and expenses of Roxio) shall be paid by Adaptec.

      SECTION 4.7 DISPUTE RESOLUTION.

      Resolution of any and all disputes, claims and causes of action of any nature whatsoever (collectively, "DISPUTES"), arising from or in connection with this Agreement, shall be exclusively governed by and settled in accordance with the provisions of this SECTION 4.7.

            (a) NEGOTIATION. The parties shall make a good faith attempt to resolve any Dispute arising out of or relating to this Agreement through informal negotiation between appropriate representatives from each of Adaptec and Roxio. If at any time either party feels that such negotiations are not leading to a resolution of the Dispute, such party may send a notice to the other party describing the Dispute and requesting a meeting of the senior executives from each party. Within ten (10) business days after such notice is given, each party shall select appropriate senior executives (e.g., director or V.P. level) of each party who shall have the authority to resolve the matter and shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. During the course of negotiations under this SECTION 4.7(a), all reasonable requests made by one party to the other for information, including requests for copies of relevant documents, will be honored. The specific format for such negotiations will be left to the discretion of the designated negotiating senior executives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party. In the event that any Dispute arising out of or related to this Agreement is not settled by the parties within thirty (30) days after the first meeting of the negotiating senior executives, either party may commence litigation with respect to the Dispute. However, except as provided below in SECTION 5.7(b), neither party shall commence litigation against the other party to resolve the Dispute (i) until the parties try in good faith to settle the Dispute by negotiation for at least thirty (30) days after the first meeting of the negotiating senior executives or (ii) until forty (40) days after notice of a Dispute is given by either party to the other party, whichever occurs first.

            (b) PROCEEDINGS. Any Dispute regarding the following is not required to be negotiated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; or any other claim where interim relief from the court is sought to prevent serious and irreparable injury to a party. However, the parties shall make a good faith effort to negotiate such Dispute, according to SECTION 4.7(a), while such court action is pending.

            (c) CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this SECTION 4.7 with respect to all matters not subject to such dispute, controversy or claim.

      SECTION 4.8 GOVERNMENTAL APPROVALS. To the extent that the Separation requires any Governmental Approvals, the parties will use their reasonable commercial efforts to obtain any such Governmental Approvals.

      SECTION 4.9 REPRESENTATIONS AND WARRANTIES . Adaptec hereby represents and warrants as follows:

            (a) ORGANIZATION, GOOD STANDING AND QUALIFICATION. Adaptec, Adaptec MFG(S) PTE LTD, a Singapore corporation ("AMS"), and each of the Transferred Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the respective jurisdictions under which they are incorporated and have all requisite corporate power and authority to carry on their business as currently conducted. Adaptec, AMS and each of the Transferred Subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Roxio Business.

            (b) CORPORATE POWER. Each of Adaptec, and AMS, as applicable, has all requisite legal and corporate power to (i) execute and deliver this Agreement, the Ancillary Agreements and all applicable exhibits and schedules attached hereto and thereto at such times as are contemplated by this Agreement and the Ancillary Agreements; and (ii) perform its obligations hereunder and thereunder.

            (c) NO OTHER REPRESENTATIONS OR WARRANTIES. Adaptec does not, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to:

                  (i) the value of any asset or thing of value to be transferred to Roxio;

                  (ii) the freedom from encumbrance of any asset or thing of value to be transferred to Roxio;

                  (iii) the absence of defenses or freedom from counterclaims with respect to any claim to be transferred to Roxio; or

                  (iv) the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon its execution, delivery and filing.

            (d) RISK ASSOCIATED WITH TRANSFERRED ASSETS. Except as may expressly be set forth herein or in any Ancillary Agreement, all assets to be transferred to Roxio shall be transferred "AS IS, WHERE IS" and Roxio shall bear the economic and legal risk that any conveyance shall prove to be insufficient to vest in Roxio good and marketable title, free and clear of any lien, claim, equity or other encumbrance.

      SECTION 4.10 COOPERATION IN OBTAINING NEW AGREEMENTS. Adaptec understands that, prior to the Separation Date, Roxio has derived benefits under certain agreements between Adaptec and third parties, which agreements are not being assigned to Roxio in connection with the Separation. Upon the request of Roxio, Adaptec agrees to make introductions to appropriate Roxio personnel to Adaptec's contacts at such third parties, and agrees to provide reasonable assistance to Roxio, at Adaptec's own expense, so that Roxio may obtain agreements from such third parties under substantially equivalent terms and conditions, including financial terms and conditions, that apply to Adaptec. Such assistance may include, but is not limited to, (i) requesting and encouraging such third parties to enter into such agreements with Roxio, (ii) attending meetings and negotiating sessions with Roxio and such third parties, and (iii) participating in buying consortiums with Roxio. Adaptec also understands that there are certain agreements between Adaptec and third parties, which agreements are being assigned to Roxio in connection with the Separation but which may require the consent of the applicable third party. Upon the request of Roxio, Adaptec agrees to assist Roxio in seeking and obtaining the consent of such third parties to such assignment. The parties expect that the activities contemplated by this
SECTION 4.10 will be substantially completed by the Distribution Date, but in no event will Adaptec have any obligations hereunder after the first anniversary of the Distribution Date.

      SECTION 4.11 PROPERTY DAMAGE TO ROXIO ASSETS PRIOR TO THE SEPARATION DATE. In the event of any property damage to any Roxio Assets prior to the Separation Date, Adaptec shall repair or otherwise address such damage in the ordinary course of business consistent with past practices; PROVIDED, HOWEVER, that nothing in this clause shall restrict Adaptec from disposing of any Assets in the ordinary course of business consistent with past practices.

      SECTION 4.12 ASSET TRANSFERS IN CONNECTION WITH SEPARATION. Adaptec shall use its best efforts to have AMS transfer to Roxio CI Ltd., a Cayman Island corporation, prior to the Separation Date, all of AMS's interest in any intellectual property relating to the Roxio Business owned by AMS and AMS's ownership of CG1 Gmbh, a German corporation, pursuant to the International Transfer of Assets Agreement substantially in the form attached hereto as EXHIBIT L.

                                   ARTICLE V

                                  MISCELLANEOUS

      SECTION 5.1 LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY MEMBER OF THE ADAPTEC GROUP OR ROXIO GROUP BE LIABLE TO ANY OTHER MEMBER OF THE ADAPTEC GROUP OR ROXIO GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THE INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT.

      SECTION 5.2 ENTIRE AGREEMENT. This Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

      SECTION 5.3 GOVERNING LAW. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California, San Jose Division, shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to SECTION 4.7 above.

      SECTION 5.4 TERMINATION. This Agreement and all Ancillary Agreements may be terminated and the Distribution abandoned at any time prior to the IPO Closing Date by and in the sole discretion of Adaptec without the approval of Roxio. This Agreement may be terminated at any time after the IPO Closing Date and before the Distribution Date by mutual consent of Adaptec and Roxio. In the event of termination pursuant to this SECTION 5.4, no party shall have any liability of any kind to the other party.

      SECTION 5.5 NOTICES. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) Business Day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) Business Day after being deposited with a nationally recognized overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of:

      IF TO ADAPTEC, INC.:

                  Adaptec, Inc.

                  691 S. Milpitas Blvd.
                  Milpitas, CA 95035
                  Attention: Vice President and General Counsel
                  Facsimile No.: (408) 957-7137

      with a copy to:

                  Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road
                  Palo Alto, CA 94304-1050
                  Attention: Henry P. Massey, Jr.
                  Facsimile No.: (650) 493-6811

      IF TO ROXIO, INC.:

                  Roxio, Inc.
                  461 South Milpitas Blvd.
                  Milpitas, CA 95035
                  Attention: William Christopher Gorog
                  Facsimile No.: (408) 957-7963

      with a copy to:

                  Gray Cary Ware & Freidenrich LLP
                  400 Capitol Mall, Suite 2400
                  Sacramento, CA 95814
                  Attention: Kevin A. Coyle
                  Facsimile No.: (916) 930-3201

Adaptec and Roxio may substitute a different address or facsimile number, from time to time, if such substitute is provided to the intended notice recipient in writing by notice given in the manner provided in this SECTION 5.5.

      SECTION 5.6 COUNTERPARTS. This Agreement, including the Schedules and Exhibits hereto and the other documents referred to herein, may be executed via facsimile or otherwise in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

      SECTION 5.7 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the Adaptec Group and each member of the Roxio Group. Except as herein specifically provided to the contrary, neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to an entity that succeeds to all or substantially all of the business or assets of such party to which this Agreement relates.

      SECTION 5.8 SEVERABILITY. The parties hereto have negotiated and prepared the terms of this Agreement in good faith with the intent that each and every one of the terms, covenants and conditions herein be binding upon and inure to the benefit of the respective parties. Accordingly, if any one or more of the terms, provisions, promises, covenants or conditions of this Agreement or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction, such provision shall be as narrowly construed as possible, and each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Agreement is in violation of applicable law, then the parties agree to negotiate in good faith to amend the Agreement, to the extent possible consistent with its purposes, to conform to law.

      SECTION 5.9 WAIVER OF BREACH. The waiver by either party hereto of a breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or another provision hereof.

      SECTION 5.10 AMENDMENT AND EXECUTION. This Agreement and amendments hereto shall be in writing and executed in multiple copies via facsimile or otherwise on behalf of Adaptec and Roxio by their respective duly authorized officers and representatives. Each multiple copy shall be deemed an original, but all multiple copies together shall constitute one and the same instrument.

      SECTION 5.11 AUTHORITY. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

      SECTION 5.12 DESCRIPTIVE HEADINGS. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

      SECTION 5.13 GENDER AND NUMBER. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

      SECTION 5.14 ADDITIONAL ASSURANCES. Except as may be specifically provided herein to the contrary, the provisions of this Agreement shall be self-operative and shall not require further agreement by the parties; provided, however, at the request of either party, the other party shall execute such additional instruments and take such additional acts as are reasonable, and as the requesting party may reasonably deem necessary, to effectuate this Agreement.

      SECTION 5.15 FORCE MAJEURE. Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party's employees, or any other similar cause beyond the reasonable control of either party unless such delay or failure in performance is expressly addressed elsewhere in this Agreement.

      SECTION 5.16 CONFLICTING AGREEMENTS. In the event of conflict between this Agreement and any Ancillary Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

      SECTION 5.17 PRIOR AGREEMENT. Pursuant to Section 6.10 of the Prior Agreement, the Parties hereby terminate the Prior Agreement.

                                   ARTICLE VI

                                   DEFINITIONS

      SECTION 6.1 ADAPTEC BUSINESS. "ADAPTEC BUSINESS" means any business of Adaptec other than the Roxio Business.

      SECTION 6.2 ADAPTEC GROUP. "ADAPTEC GROUP" means Adaptec and each Subsidiary of Adaptec (other than any member of the Roxio Group) immediately after the Separation Date, and each Person that becomes a Subsidiary of Adaptec after the Separation Date.

      SECTION 6.3 ADAPTEC'S AUDITORS. "ADAPTEC'S AUDITORS" has the meaning set forth in Section 4.4(b) hereof.

      SECTION 6.4 AMS. "AMS" has the meaning set forth in Section 4.9(a) hereof.

      SECTION 6.5 ANCILLARY AGREEMENTS. "ANCILLARY AGREEMENTS" has the meaning set forth in Section 2.1 hereof.

      SECTION 6.6 ASSIGNMENT AGREEMENT. "ASSIGNMENT AGREEMENT" has the meaning set forth in Section 2.1(a) hereof.

      SECTION 6.7 BUSINESS DAY. "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day on which banking institutions located in the State of California are authorized or obligated by law or executive order to close.

      SECTION 6.8 CODE. "CODE" has the meaning set forth in the Recitals hereof.

      SECTION 6.9 COMMISSION. "COMMISSION" has the meaning set forth in Section 3.1(a) hereof.

      SECTION 6.10 DISPUTES. "Disputes" has the meaning set forth in Section 4.7 hereof.

      SECTION 6.11 DISTRIBUTION. "Distribution" has the meaning set forth in the Recitals hereof.

      SECTION 6.12 DISTRIBUTION AGENT. "Distribution Agent" has the meaning set forth in Section 3.2 hereof.

      SECTION 6.13 DISTRIBUTION DATE. "Distribution Date" has the meaning set forth in Section 3.2 hereof.

      SECTION 6.14 EXCHANGE ACT. "EXCHANGE ACT" has the meaning set forth in
Section 3.1(a) hereof.

      SECTION 6.15 FORM 10 REGISTRATION STATEMENT. "FORM 10 REGISTRATION STATEMENT" shall mean the Form 10 Registration Statement described in Section 3.1(a) including any amendments or supplements thereto.

      SECTION 6.16 GAAP. "GAAP" means generally accepted accounting principals promulgated by the Financial Accounting Standards Board, in effect on the Separation Date, consistently applied.

      SECTION 6.17 GOVERNMENTAL APPROVALS. "GOVERNMENTAL APPROVALS" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

      SECTION 6.18 GOVERNMENTAL AUTHORITY. "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

      SECTION 6.19 GRAY CARY. "GRAY CARY" has the meaning set for in Section 1.2 hereof.

      SECTION 6.20 INFORMATION. "INFORMATION" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

      SECTION 6.21 NASDAQ. "NASDAQ" has the meaning set for in Section 3.1(e) hereof.

      SECTION 6.22 PERSON. "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      SECTION 6.23 PRIME RATE. "PRIME RATE" means the prime lending rate as published in the Wall Street Journal, Western Edition, on the date of determination.

      SECTION 6.24 PRIOR AGREEMENT. "PRIOR AGREEMENT" has the meaning set forth in the Recitals hereof.

      SECTION 6.25 RECORD DATE. "RECORD DATE" means the close of business on the date to be determined by the Board of Directors of Adaptec as the record date for determining the stockholders of Adaptec entitled to receive shares of common stock of Roxio in the Distribution.

      SECTION 6.26 ROXIO ASSETS. "ROXIO ASSETS" has the meaning set forth in
Section 1.2 of the Assignment Agreement.

      SECTION 6.27 ROXIO'S AUDITORS. "ROXIO'S AUDITORS" has the meaning set forth in Section 4.4(a) hereof.

      SECTION 6.28 ROXIO BUSINESS. "ROXIO BUSINESS" means (a) the business and operations of Adaptec currently operated as the Software Products Group, as described in the Form 10 Registration Statement including, without limitation, the business and operation responsible for developing, marketing, and selling the following products (i) Easy CD Creator, (ii) GoBack, (iii) SoundStream, (vi) Toast, (v) Jam, (vi) TakeTwo and (vii) WinOnCD and (b) except as otherwise expressly provided herein, any terminated, divested or discontinued businesses or operations that at the time of termination, divestiture or discontinuation primarily related to the Roxio Business as then conducted.

      SECTION 6.29 ROXIO GROUP. "ROXIO GROUP" means Roxio and each Subsidiary of Roxio immediately after the Separation Date and each Person that becomes a Subsidiary of Roxio after the Separation Date.

      SECTION 6.30 SEPARATION. "Separation" has the meaning set forth in the Recitals hereof.

      SECTION 6.31 SEPARATION DATE. "Separation Date" has the meaning set forth in Section 1.1 hereof.

      SECTION 6.32 SUBSIDIARY. "SUBSIDIARY" means with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body. Unless context otherwise requires, reference to Adaptec and its Subsidiaries shall not include the subsidiaries of Adaptec that will be transferred to Roxio after giving effect to the Separation.

      SECTION 6.33 TRANSFERRED SUBSIDIARY. "TRANSFERRED SUBSIDIARY" shall have the meaning set forth in Section 2.1(b) hereof.

      SECTION 6.34 TRANSITIONAL SERVICE SCHEDULES. "TRANSITIONAL SERVICE SCHEDULES" shall have the meaning set forth in Article 2 of the Master Transitional Services Agreement.

      SECTION 6.35 WSGR. "WSGR" has the meaning set forth in Section 1.2 hereof.

      WHEREFORE, the parties have signed this First Amended and Restated Master Separation and Distribution Agreement effective as of the date first set forth above.

ADAPTEC, INC.                          ROXIO, INC.


By:    /s/ ROBERT N. STEPHENS          By:    /s/ WM. CHRISTOPHER GOROG
       ---------------------------            ----------------------------

Name:  Robert N. Stephens              Name:  Wm. Christopher Gorog
       ---------------------------            ----------------------------

Title: Chief Executive Officer         Title: Chief Executive Officer
       and President                          and President
       ---------------------------            ----------------------------